POWER OF ATTORNEY


		KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints James Adams and Thomas Ivey as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings required by the Securities Exchange Act of 1934, as amended, including Section 16 of such act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of Zilog, Inc., a Delaware corporation including but not limited to Forms 3, 4 and 5 under such act and any amendments thereto.

		This power of attorney shall be
valid from the date hereof until revoked by the undersigned.

		IN
WITNESS WHEREOF, the undersigned has executed this instrument as of the 4th day of March, 2004.

Robin Ann Abrams